Exhibit 99.1

AUDIBLE ANNOUNCES 2005 FINANCIAL RESULTS

- Company Reports 2005 Revenue of $63.0 Million -
- 2005 Diluted EPS of $(0.02) -
- Announces Share Buyback Program -

WAYNE, N.J., February 16, 2005 — Audible, Inc. (NASDAQ: ADBL; www.audible.com), the leader in spoken audio entertainment, information and educational programming on the Internet, today announced unaudited financial results for the fourth quarter and full year ended December 31, 2005.

Audible reported unaudited consolidated 2005 net revenue of $63.0 million, up 83% year over year; a Non-GAAP loss before income taxes* of $0.4 million, excluding stock-based compensation expense of $1.0 million; and GAAP diluted net loss per share of $0.02. These results compare to the company’s preliminary results provided on January 10, 2005, of $62-64 million in revenue and Non-GAAP loss before income taxes of $1.0 to $1.5 million, excluding stock-based compensation expense.

Also for the full year, total customers acquired reached 303,000, representing growth of 67% versus the prior year. AudibleListener® members acquired in 2005 were 237,000, up 104% for the year, and total AudibleListeners members at the end of the year were 248,000, up 56% for the year.

Audible generated $11.8 million in operating cash flow, a 127% increase over the prior year, and $3.3 million in free cash flow* in 2005.

For Q4-05, Audible reported consolidated net revenue of $18.0 million, up 76% year over year; a Non-GAAP loss before income taxes of $2.5 million, excluding stock-based compensation of $0.4 million; and GAAP diluted net loss per share of $0.09.

Audible also announced today that its Board of Directors has adopted a program to repurchase up to $25 million of Audible’s common stock. Audible plans to repurchase shares at times and prices considered appropriate by the company and with its own cash resources, in the open market or in privately negotiated transactions, subject to market conditions.

“2005 was a big year for us as we continued to see strong momentum and accelerating revenue growth, while executing on several key growth initiatives,” stated Donald Katz, chairman and CEO of Audible. “The result is that we are better positioned than ever to capitalize on the huge market opportunity before us. The share buy-back program we announced today is just one reflection of the enthusiasm Audible’s management and Board of Directors has for the future of this company.”

Audible also announced that Andrew Kaplan, the company’s chief financial officer, will move to a new leadership role within the company, focusing on Audible’s growing international businesses. Mr. Kaplan will remain CFO until a successor has been identified. The company has initiated the search for Mr. Kaplan’s successor. Mr. Kaplan will remain on Audible’s Board of Directors, but will not stand for reelection when his current term expires at Audible’s 2006 Annual Meeting of Stockholders.

“Few individuals have as profoundly contributed to our success over the past six years of business building as has Andy Kaplan,” Mr. Katz noted. “Andy has held operating roles at Audible in the past and in various capacities before Audible. He helped design our businesses in Europe and will now help lead them. He has been an incredible asset to our leadership team as CFO, and we all expect his contribution will be very substantial in his new role.”

Full Year Key Financial and Operating Metrics

Consolidated Net Revenue: consolidated net revenue totaled $63.0 million in 2005, an 83% increase over the $34.3 million reported in 2004.

Total New Customers: total new customers, a combination of new AudibleListener® members and new a la carte customers in 2005, totaled 303,000, a 67% increase over the prior year.

New AudibleListener® Members: new AudibleListener® members totaled 237,000, a 104% increase over the prior year.

AudibleListener® Members: AudibleListener® members at the end of 2005 totaled 248,000, a 56% increase year over year.

Non-GAAP Loss before Income Taxes: Non-GAAP loss before income taxes totaled $0.4 million in 2005, excluding $1.0 million in stock-based compensation expense, as compared to Non-GAAP income before income taxes of $1.4 million in 2004.

Net Loss and GAAP EPS: net loss totaled $0.6 million, or a $0.02 GAAP net loss per diluted share.

Operating Cash Flow: operating cash flow totaled $11.8 million in 2005, as compared to operating cash flow of $5.2 million in 2004.

Free Cash Flow: free cash flow totaled $3.3 million in 2005, as compared to free cash flow of $4.6 million in 2004.

Cash, Cash Equivalents and Short-Term Investments: Audible’s cash, cash equivalents and short-term investments at the end of 2005 totaled $67.2 million.

Q4-05 Key Financial and Operating Metrics

Consolidated Net Revenue: consolidated net revenue totaled $18.0 million in Q4-05, a 76% increase over the $10.2 million reported in Q4-04.

Total New Customers: total new customers, a combination of new AudibleListener® members and new a la carte customers in 2005, totaled 76,000, a 20% increase year over year.

New AudibleListener® Members: new AudibleListener® members totaled 65,000, a 60% increase year over year.

Non-GAAP Loss before Income Taxes: Non -GAAP loss before income taxes totaled $2.5 million in Q4-05, excluding $0.4 million in stock-based compensation expense, as compared to Non -GAAP income before income taxes of $0.5 million in Q4-04, excluding $15,000 in stock-based compensation expense.

Net Loss and GAAP EPS: net loss totaled $2.1 million in Q4-05, or a $0.09 net loss per diluted share.

Operating Cash Flow: operating cash flow totaled $2.6 million in Q4-05, as compared to operating cash flow of $2.5 million in Q4-04.

Free Cash Flow: free cash flow totaled $(2.9) million, as compared to free cash flow of $2.2 million in Q4-04.

Ongoing Audit of Financial Results and Internal Controls

The Company is undergoing an audit of its financial results for the year 2005, and an audit of its internal controls over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002. These audit procedures are not yet complete as of the date of this press release. There can be no assurance that our financial results as disclosed in this press release will not change following the completion of the audits or that our internal controls will be found to be effective.

Conference Call

Senior management will host an investor teleconference at 5:00 p.m. EDT today, to discuss fourth quarter results as well as related financial and operational developments. A live webcast of the conference call is available at www.audible.com/ir for audio streaming access to the call. To participate in the call, the dial-in number is (800) 475-3716 or +1 (719) 475-2728.

* Use of Non-GAAP Measures

Management believes that non-GAAP (loss) income before income taxes is a useful measure of operating performance because it excludes the non-cash impact of stock-based compensation expense. Management believes that free cash flow is a useful measure of liquidity because it includes cash provided by operating activities as well as the impact of cash used for investment in property and equipment and capitalized software development costs. However, these non-GAAP measures should be considered in addition to, not as a substitute for, or superior to, financial measures prepared in accordance with U.S. GAAP. Reconciliations to the U.S. GAAP equivalents of these non-GAAP measures are contained in tabular forms in the attached unaudited condensed consolidated financial statements or Non-GAAP reconciliation table.

About Audible Inc.:

Audible (www.audible.com) is the leader in spoken audio information and entertainment on the Internet. Content from Audible is downloaded and played back on personal computers, CDs, or AudibleReady® computer-based mobile devices. Audible has more than 90,000 hours of audio programs from 293 content partners that include leading audiobook publishers, broadcasters, entertainers, magazine and newspaper publishers, and business information providers. Audible.com is the Apple iTunes Music Store's preeminent provider of spoken-word products for downloading or streaming via the Web. Among the Company's key business relationships are Amazon.com, Apple Corp., Hewlett-Packard Company, Microsoft Corporation, Palm, Inc., XM Satellite Radio, PhatNoise Inc., Creative Labs, Texas Instruments Inc., and VoiceAge Corporation.

Audible, www.audible.com, AudibleListener, and AudibleReady are registered trademarks of Audible, Inc. and all are part of the family of Audible, Inc. trademarks.

Other product or service names mentioned herein are the trademarks of their respective owners.

This press release contains information about Audible, Inc. that is not historical fact and may be deemed to contain forward-looking statements about the company. Actual results may differ materially from those anticipated in any forward-looking statements as a result of certain risks and uncertainties, including, without limitation, Audible's limited operating history, history of losses, uncertain market for its services, and its inability to license or produce compelling audio content and other risks and uncertainties detailed in the company's Securities and Exchange Commission filings.

Media and Investor Relations Contact:
David Joseph
973-837-2824
djoseph@audible.com

ADBL Full-Year 2005 Earnings Release, February 16, 2006

AUDIBLE INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share amounts)
	Three months ended		Year ended
	December 31,		December 31,
	2005	2004	2005	2004
	(unaudited)	(unaudited)	(unaudited)
Revenue, net:
Content and services:
Consumer content	$17,545	$10,114	$62,013	$33,838
Point of sale rebates	(245)	(410)	(1,040)	(696)
Services	34	20	115	68
Total content and services	17,334	9,724	61,088	33,210
Hardware	280	164	612	695
Related party revenue	302	296	1,099	362
Other	86	20	175	52
Total revenue, net	18,002	10,204	62,974	34,319
Operating expenses:
Cost of content and services revenue:
Royalties and other content charges	6,691	3,158	22,245	10,650
Discount certificate rebates	437	683	1,699	1,462
Total cost of content and services revenue	7,128	3,841	23,944	12,112
Cost of hardware revenue	1,492	318	2,953	2,197
Operations	2,773	1,487	9,361	5,146
Technology and development	2,411	1,250	8,182	5,058
Marketing	5,021	1,852	13,560	5,185
General and administrative	2,764	1,173	8,364	3,540
Total operating expenses	21,589	9,921	66,364	33,238
(Loss) income from operations	(3,587)	283	(3,390)	1,081
Other income (expense):
Interest income	654	170	2,078	253
Interest expense	-	(6)	(1)	(32)
Other income, net	654	164	2,077	221
(Loss) income before income taxes	(2,933)	447	(1,313)	1,302
Income tax benefit (expense)	94	75	(4)	(1)
State income tax benefit	740	724	740	724
Net (loss) income	(2,099)	1,246	(577)	2,025
Dividends on preferred stock	-	-	-	(614)
Charges related to conversion of convertible preferred stock	-	-	-	(9,873)
Total preferred stock expense	-	-	-	(10,487)
Net (loss) income applicable to common shareholders	$(2,099)	$1,246	$(577)	$(8,462)
Basic net (loss) income applicable to common shareholders per common share	$(0.09)	$0.06	$(0.02)	$(0.40)
Basic weighted average common shares outstanding	24,310	22,458	24,196	20,913
Diluted net (loss) income applicable to common shareholders per common share	$(0.09)	$0.05	$(0.02)	$(0.40)
Diluted weighted average common shares outstanding	24,310	25,086	24,196	20,913

AUDIBLE INC. AND SUBSIDIARY
NON GAAP RECONCILATION
(UNAUDITED)
(Dollars in thousands)

	Three months ended		Year ended
	December 31,		December 31,
	2005	2004	2005	2004

Non-GAAP (loss) income before income taxes reconciliation:

(Loss) income before income taxes	$(2,933)	$447	$(1,313)	$1,302
Add back stock based compensation expense	421	15	956	85

Non-GAAP (loss) income before income taxes	$(2,512)	$462	$(357)	$1,387

ADBL Full-Year 2005 Earnings Release, February 16, 2006

AUDIBLE INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

	December 31,	December 31,
Assets	2005	2004
	(unaudited)

Current Assets:
Cash and cash equivalents	$11,549	$13,296
Short-term investments	55,616	48,386
Interest receivable on short-term investments	428	76
Accounts receivable, net of allowance	2,337	787
Accounts receivable, related parties	384	88
Royalty advances	471	141
Prepaid expenses and other current assets	745	666
Inventory	498	394
Total current assets	72,028	63,834

Property and equipment, net	8,159	919
Other assets	114	21

Total Assets	$80,301	$64,774

Liabilities and Stockholders' Equity

Current Liabilities:
Accounts payable	$4,744	$851
Accrued expenses	9,055	3,628
Royalty obligations, current	406	151
Accrued compensation	868	448
Capital lease obligations	--	121
Deferred revenue, current	6,578	2,446
Total current liabilities	21,651	7,645

Royalty obligations, non current	79	38
Deferred revenue, non current	99	--

Commitments and contingencies

Stockholders' Equity:
Common stock	243	242
Additional paid-in capital	192,548	187,249
Deferred compensation	(3,696)	(154)
Accumulated other comprehensive income	15	--
Treasury stock at cost	--	(185)
Accumulated deficit	(130,638)	(130,061)
Total Stockholders' Equity	58,472	57,091

Total Liabilities and Stockholders' Equity	$80,301	$64,774

ADBL Full-Year 2005 Earnings Release, February 16, 2006

AUDIBLE INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)
	Three months ended		Year ended
	December 31,		December 31,
	2005	2004	2005	2004
	(unaudited)	(unaudited)	(unaudited)
Cash flows from operating activities:
Net (loss) income	$(2,099)	$1,246	$(577)	$2,025
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	428	122	1,105	499
Services rendered for common stock and warrants	-	78	-	511
Non-cash stock compensation charge	421	15	956	85
Deferred cash compensation	-	-	-	(59)
Accretion of discounts on short-term investments	(252)	(86)	(1,184)	(86)
Income tax effect from exercise of stock options	(96)	1	1	1
Changes in assets and liabilities:
Interest receivable on short-term investments	(185)	(76)	(351)	(76)
Accounts receivable, net	(914)	(257)	(1,551)	(541)
Accounts receivable, related parties	(207)	(22)	(296)	(88)
Royalty advances	70	(112)	(330)	(68)
Prepaid expenses and other current assets	(11)	(28)	(79)	(69)
Inventory	(399)	(243)	(105)	(294)
Other assets	20	-	(94)	398
Accounts payable	3,011	137	3,896	325
Accrued expenses	(415)	483	5,433	1,187
Royalty obligations	(98)	(73)	296	(219)
Accrued compensation	(90)	26	423	87
Deferred revenue	3,436	1,260	4,234	1,572
Net cash provided by operating activities	2,620	2,471	11,777	5,190
Cash flows from investing activities:
Purchases of property and equipment	(2,379)	(77)	(4,485)	(402)
Capitalized software development costs	(3,092)	-	(3,861)	-
Purchases of short-term investments	(17,827)	(48,300)	(79,546)	(48,300)
Proceeds from maturity of short-term investments	18,600	-	73,500	-
Net cash used in investing activities	(4,698)	(48,377)	(14,392)	(48,702)
Cash flows from financing activities:
Proceeds from sale of common stock, net	-	46,457	-	46,457
Proceeds from exercise of common stock options	68	1,422	692	1,785
Proceeds from exercise of common stock warrants	-	29	295	57
Principal payments made on capital lease obligations	-	(154)	(121)	(623)
Payments received on notes due from stockholders for common stock	-	-	-	59
Net cash provided by financing activities	68	47,754	866	47,735
Effect of exchange rate changes on cash and cash equivalents	(10)	-	3	-
(Decrease) increase in cash and cash equivalents	(2,022)	1,848	(1,747)	4,221
Cash and cash equivalents at beginning of period	13,571	11,448	13,296	9,075
Cash and cash equivalents at end of period	$11,549	$13,296	$11,549	$13,296
Non-GAAP Free Cash Flow reconciliation:
Net cash provided by operating activities	$2,620	$2,471	$11,777	$5,190
Purchases of property and equipment and capital lease payments	(2,379)	(231)	(4,606)	(556)
Capitalized software development costs	(3,092)	-	(3,861)	-
Non-GAAP Free Cash Flow	$(2,851)	$2,240	$3,310	$4,634

ADBL Full-Year 2005 Earnings Release, February 16, 2006

AUDIBLE INC. AND SUBSIDIARY
UNAUDITED SUPPLEMENTAL OPERATING DATA
(Numbers in thousands)

	Q1 2004	Q2 2004	Q3 2004	Q4 2004	Q1 2005	Q2 2005	Q3 2005	Q4 2005

AudibleListener® Members[1]	109	118	134	159	189	206	223	248
Year-over-year	--	--	--	--	74%	74%	66%	56%
Quarter-over-quarter	13%	9%	14%	19%	18%	9%	8%	12%

Total New AudibleListener® Members[2]	23	22	31	41	55	55	62	65
Year-over-year	--	--	--	--	146%	143%	103%	60%
Quarter-over-quarter	--	0%	36%	33%	36%	-1%	14%	5%

Average Monthly Churn in AudibleListener® Members[3]	2.8%	3.3%	3.2%	3.0%	4.0%	5.1%	5.7%	4.6%

(1) Total number of AudibleListener® members at the end of the period
(2) Total number of new AudibleListener® members added during the period
(3) Churn is defined as member cancellations in the period divided by the sum of members at the beginning of the period and gross member adds, divided by three months